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                                                                      EXHIBIT 21

                   WHITE RIVER CORPORATION AND SUBSIDIARIES

                            DIRECTORS AND OFFICERS

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                                                  CCC Information
      White River Corporation                   Services Group Inc.                    White River Partners
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Directors:                             Directors:                               Directors:
GORDON S. MACKLIN, CHAIRMAN            DAVID M. PHILLIPS, CHAIRMAN              BRUCE D. BERGER, CHAIRMAN
Former Chairman of                     JOHN J. BYRNE                            Michael E.B. Spicer
Hambrecht & Quist and                  MORGAN W. DAVIS                          ALAN DURNIN
former President of NASD               THOMAS L. KEMPNER
PATRICK M. BYRNE                       GORDON S. MACKLIN
Chairman, President and Chief          ROBERT T. MARTO                          Officers:
 Executive Officer of Centricut, LLC   MICHAEL R. STANFIELD                     BRUCE D. BERGER
ANDREW DELANEY                                                                  President and
Former Chairman of                     Officers:                                 Chief Executive Officer
 American General Corporation          DAVID M. PHILLIPS
ROBERT T. MARTO                        Chairman, Chief Executive Officer        ALAN DURNIN
Former President and Chief              and President                           Vice President and Treasurer
 Executive Officer of White River      JOHN BUCKNER
                                       President,
Officers:                              Automotive Services Division
GORDON S. MACKLIN                      LEONARD L. CIARROCCHI
President and                          Executive Vice President -
Chief Executive Officer                Chief Financial Officer
MICHAEL E.B. SPICER                    J. LAURENCE COSTIN JR.
Chief Financial Officer,               Vice Chairman
  Treasurer and Corporate              MICHAEL P. DEVEREUX
  Secretary                            Vice President, Controller -
                                       CHIEF ACCOUNTING OFFICER
                                       Blain R. Ornburg
                                       President -
                                       Outsourcing Division
                                       GITHESH RAMAMURTHY
                                       Chief Technology Officer and
                                        President - Insurance Division
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                   WHITE RIVER CORPORATION AND SUBSIDIARIES

                             CORPORATE INFORMATION


PRINCIPAL EXECUTIVE OFFICE

White River Corporation
Two Gannett Drive, Suite 200
White Plains, NY  10604
(914) 251-0237

TRANSFER AGENT AND REGISTRAR
FOR COMMON STOCK

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, NJ  07303-2500

Stockholders may obtain information about transfer requirements, replacement dividend checks, duplicate 1099 forms and changes of address by calling the Transfer Agent's Telephone Response Center at (201) 324-1644. Please be prepared to provide your tax identification or social security number, description of securities and address of record. Other inquiries concerning your stockholder account should be addressed in writing to the Transfer Agent and Registrar.

INDEPENDENT AUDITORS

Ernst & Young LLP
1111 Summer Street
Stamford, CT  06905

STOCKHOLDER INQUIRIES

Written stockholder inquiries should be sent to the Corporate Secretary at White River's principal executive office. Written inquiries from the investment community should be directed to the Investor Relations Department at the same address.

ADDITIONAL INFORMATION

This Annual Report to Stockholders and Form 10-K contains all of the information filed with the Commission, excluding the exhibits to Form 10-K. A listing of such exhibits appears on pages 38 and 39 of this Annual Report. Copies of exhibits will be provided upon request for a nominal charge. Written or telephone requests should be directed to the Investor Relations Department at White River's principal executive office.